Exhibit 99.01

Residual Value Obligation

Quarterly certificate for the quarter ended March 31, 2007

The information below is being disclosed pursuant to the Residual Value Obligation Agreement dated as of April 3, 2000 between Associates First Capital Corporation and the Chase Manhattan Bank, as Trustee. Terms used and not otherwise defined herein have the meaning assigned to them in the Residual Value Agreement.

Securitization Distribution Dates during quarter:	January 16, 2007	February 15, 2007	March 15, 2007

Allocation Dates during quarter:	January 17, 2007	February 16, 2007	March 16, 2007

Payment Date during quarter:	NA

AFCC Amount at beginning of quarter:	$757,262,535

AFCC Amount at end of quarter:	$785,354,477

On the Payment Date during the quarter:

Accrued RVO Payment Amount as of the immediately preceding Allocation Date:	$—

Interest accrued on Accrued RVO Payment Amount since immediately preceding Allocation Date:	$—

Accrued RVO Payment Amount as of such Payment Date:	$—

Number of RVO’s outstanding as of the applicable record date	N/A

Payment per RVO:	$—

As of the first Allocation Date during the quarter:

Residual Cash Flow:

Residual Cash Flow Allocated for current period	$211,103
(includes $1,327,109.39 of sale proceeds from previously charged off loans)
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)	$—

Excess Litigation Reserve allocated:	$—

RVO Expenses:

Residual Cash Flow allocated to RVO Expenses:	$0

Cumulative RVO Expenses not covered by allocation (to be carried forward:	$(0)

Litigation Expenses:

Residual Cash Flow allocated to Litigation Expenses:	$(0)

Cumulative Litigation Expenses not covered by allocation (to be carried forward):	$(0)

AFCC Amount:

AFCC Amount at end of immediately preceding Allocation Date:	$757,262,535

plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$9,465,782

less: Residual Cash Flow allocated to AFCC Amount:	$(211,103)

AFCC Amount after allocation:	$766,517,214

Accrued RVO Payment Amount:

Residual Cash Flow allocated to Accrued RVO Payment Amount on such
Allocation Date:	$—

plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—

Accrued RVO Payment Amount on such Allocation Date:	$—

As of the second Allocation Date during the quarter:

Residual Cash Flow:

Residual Cash Flow allocated for current period	$180,075

Cumulative Residual Cash Flow not covered by allocation (to be carried forward)	$—

Excess Litigation Reserve allocated:	$—

RVO Expenses:

Residual Cash Flow allocated to RVO Expenses:	$(0)

Cumulative RVO Expenses not covered by allocation (to be carried forward):	$(0)

Litigation Expenses:

Residual Cash Flow allocated to Litigation Expenses:	$(0)

Cumulative Litigation Expenses not covered by allocation (to be carried forward):	$(0)

AFCC Amount:

AFCC Amount at end of immediately preceding Allocation Date:	$766,517,214

plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$9,581,465

less: Residual Cash Flow allocated to AFCC Amount:	$(180,075)

AFCC Amount after allocation:	$775,918,604

Accrued RVO Payment Amount:

Residual Cash Flow allocated to Accrued RVO Payment Amount on such
Allocation Date:	$—

plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—

Accrued RVO Payment Amount on such Allocation Date:	$—

As of the third Allocation Date during the quarter:

Residual Cash Flow:

Residual Cash Flow allocated for current period	$263,109

Cumulative Residual Cash Flow not covered by allocation (to be carried forward)	$—

Excess Litigation Reserve allocated:	$—

RVO Expenses:

Residual Cash Flow allocated to RVO Expenses:	$0

Cumulative RVO Expenses not covered by allocation (to be carried forward):	$(0)

Litigation Expenses:

Residual Cash Flow allocated to Litigation Expenses:	$(0)

Cumulative Litigation Expenses not covered by allocation (to be carried forward):	$(0)

AFCC Amount:

AFCC Amount at end of immediately preceding Allocation Date:	$775,918,604

plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$9,698,982

less: Residual Cash Flow allocated to AFCC Amount:	$(263,109)

AFCC Amount after allocation:	$785,354,477

Accrued RVO Payment Amount:

Residual Cash Flow allocated to Accrued RVO Payment Amount on such
Allocation Date:	$—

plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—

Accrued RVO Payment Amount on such Allocation Date:	$—